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                                                                       EXHIBIT 2

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, Bart J. Colli, whose signature appears below, hereby constitute and appoint L. Frederick Sutherland and Barbara
A. Austell, either acting individually or together, as my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for me in my name, place and stead, in any and all capacity in connection with one sale, assignment or transfer of at least 42,429 shares of Class B common stock, par value $0.01 per share (the "Common Stock"), of ARAMARK Corporation, a Delaware corporation, and no more than 42,429 shares of Common Stock for a price per share as determined by either of said attorneys-in-fact and agents held in the name and on behalf of the undersigned on the records of _______________ to Goldman Sachs & Co. or J.P. Morgan Securities Inc. for the period from and including the date hereof through and including Friday, June 13, 2003, including to sign in the name and on behalf of the undersigned any document (and all amendments and supplements thereto) in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned (i) expressly disclaims that I have agreed to act in concert or act as a group with respect to the Common Stock on a prospective basis with said attorneys-in-fact and agents or any other person granting said attorneys-in-fact and agents power of attorney with respect to his shares of Common Stock and (ii) expressly disclaims beneficial ownership of the shares of Common Stock owned by said attorneys-in-fact and agents or any other person granting said attorneys-in-fact and agents power of attorney with respect to his shares of Common Stock.

This Power of Attorney shall expire at 12:01 a.m. on Saturday, June 14, 2003.

                                                     Date: June 11, 2003

                                                     By: /s/ BART J. COLLI
                                                         -----------------------
                                                         Bart J. Colli